UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 16, 2009
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 16, 2009, the Compensation and Executive Organization Committee (“Committee”) of our Board of Directors approved 2009 incentive compensation awards for certain of the executive officers who were named in the Summary Compensation Table of our 2008 Proxy Statement.  Those executive officers, who we refer to in this filing as the “named executive officers,” are D. J. West, President and Chief Executive Officer, H. P. Alfonso, Senior Vice President, Chief Financial Officer, J. P. Bilbrey, Senior Vice President, President Hershey North America and B. H. Snyder, Senior Vice President, General Counsel and Secretary.

The independent members of our Board of Directors also approved certain compensation for Mr. West on February 17, 2009, all as more fully described below.

2009 Annual Incentive Program (AIP) Target Awards.  The Committee approved 2009 contingent target awards for our named executive officers, excluding Mr. West, and recommended to the independent directors as a group a 2009 contingent target award for Mr. West, under the annual incentive program (“AIP”) of the Company’s Equity and Incentive Compensation Plan (“Incentive Plan”).  For named executive officers other than Mr. West, the final award, if any, will be calculated as the product of the executive officer’s base salary, his applicable target percentage (described below), a corporate performance score (weighted 75%) reflecting the Company’s achievement in 2009 of certain growth objectives (described below) and an individual performance score (weighted 25%) based upon the executive’s achievement in 2009 of certain individual performance goals.  For Mr. West, the Committee recommended that the final award, if any, be calculated as the product of his base salary, applicable target percentage and the Company’s achievement of the 2009 corporate growth objectives.  The corporate growth objectives are based upon the Company’s diluted earnings per share from operations (weighted 40%), consolidated net sales (weighted 40%) and free cash flow (weighted 20%).  The target percentage of base salary used in the 2009 AIP contingent target award for each of the named executive officers is as follows:

David J. West	100%
Humberto P. Alfonso	70%
John P. Bilbrey	75%
Burton H. Snyder	60%

The Committee may, in its discretion, increase or decrease by up to 30% the component of the final award paid to any named executive officer other than Mr. West based upon Company financial performance at the conclusion of the 2009 performance period, and for Mr. West, may recommend to the independent directors that a similar adjustment be made to his final award. Additionally, the Committee may reduce the final award by up to 10% for any named executive officer (excluding Mr. West) who does not model Hershey’s corporate values.

 The independent directors as a group approved the Committee’s recommended 2009 AIP contingent target award for Mr. West on February 17, 2009.

Performance Stock Units (PSUs) for the 2009-2011 Cycle. The Committee also approved, effective February 17, 2009, contingent target awards of PSUs under the Incentive Plan for the named executive officers other than Mr. West, and recommended to the independent directors as a group a contingent target award of PSUs for Mr. West, for the 2009-2011 PSU performance cycle.  Awards for the 2009-2011 performance cycle for all named executive officers (including Mr. West) will be based upon the following metrics: the Company’s three-year relative total stockholder return (“TSR”) versus a peer group of companies (50% of the target award); the Company’s three-year compound annual growth in diluted earnings per share (“EPS”) from operations measured against an internal target (12.5% of the target award); and annual growth in the Company’s diluted EPS from operations measured against an internal target for each year of the three-year performance cycle (12.5% of the target award per year).  Payment, if any, for awards will be made at the conclusion of the three-year performance cycle. The Committee will approve the targets for the annual diluted EPS from operations metrics at the beginning of each of the three years in the performance cycle. The total performance score for the three-year cycle can range from a minimum of 0% to a maximum of 250%.  Upon completion of the performance cycle, an award will be paid, if at all, only in shares of our Common Stock.  The independent directors as a group approved the Committee’s recommended contingent target PSU award for Mr. West on February 17, 2009.

As a condition to receiving the contingent target PSU award for the 2009-2011 performance cycle and all future PSU performance cycles, the named executive officers other than Mr. West will be required to sign an Executive Confidentiality and Restrictive Covenant Agreement (“ECRCA”) prohibiting the executive from: (i) disclosing the Company’s confidential information at any time during or following the executive’s employment with the Company; (ii) competing with the Company in any geographic area in which the Company does business in the domestic and worldwide chocolate, confectionery, confectionery-related snack or chocolate-related businesses at any time during the executive’s employment with the Company and for a period of 12 months following termination of the executive’s employment; and (iii) recruiting or soliciting the Company’s employees for a period of 12 months following termination of the executive’s employment; or (iv) disparaging the Company’s reputation in any way at any time during the executive’s employment with the Company and for a period of 12 months following termination of the executive’s employment.  The ECRCA contains certain exceptions to these restrictions that are customary in agreements of this type.  The ECRCA will be filed as an exhibit to our 2009 Annual Report on Form 10-K.

Mr. West was not required to sign the ECRCA because he continues to be bound by the non-disclosure, non-competition, non-solicitation and non-disparagement provisions of the Amended and Restated Executive Employment Agreement, as amended, between him and the Company, dated as of October 2, 2007.

Stock Option Awards.  The Committee approved stock option awards under the Incentive Plan for our executive officers other than Mr. West, and recommended to the independent directors as a group a stock option award to Mr. West, all such awards to be effective February 17, 2009.  The independent directors as a group approved the grant of stock options to Mr. West on February 17, 2009.  All such awards were made subject to the Incentive Plan and the Terms and Conditions of Nonqualified Stock Option Awards, which was filed as an exhibit to the Company’s 2007 Annual Report on Form 10-K.

RSU Award.  Effective February 17, 2009, the Committee also approved a special recognition grant of 2,500 RSUs to Mr. Bilbrey to be paid in shares upon vesting.  The RSUs will vest in equal increments over the next four years.

Additional information regarding the compensation of the Company’s executive officers will be provided in the Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders, which will be filed in March 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  February 19, 2009

THE HERSHEY COMPANY
By: /s/ Burton H. Snyder
Burton H. Snyder, Senior Vice President General Counsel and Secretary